Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-253835) and Form S-8 (Nos. 333-260401, 333-222623, 333-200706 and 333-151752) of our report dated September 28, 2023, relating to the consolidated financial statements of Astrotech Corporation and subsidiaries, appearing in this Annual Report on Form 10-K for the year ended June 30, 2024.

/s/ Armanino LLP
Dallas, Texas

September 20, 2024